Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FIRST-QUARTER 2006 RESULTS
REVENUE GROWS 10%; NET INCOME FROM CONTINUING OPERATIONS UP 30%
Cleveland, Ohio (April 26, 2006)—CBIZ, Inc. (NASDAQ: CBIZ) today announced first-quarter results for the quarter ended March 31, 2006.
CBIZ reported revenue of $171.1 million for the first quarter ended March 31, 2006, an increase of 10.3% over the $155.2 million reported for the first quarter of 2005. Same-unit revenue increased by 7.9%, or by $12.2 million. Revenue from newly acquired operations contributed $3.7 million, or 2.4% to revenue growth. CBIZ posted income from continuing operations for the quarter of $13.2 million, or $0.17 per diluted share, compared with $10.2 million, or $0.13 per diluted share in the first quarter of 2005.
During the first quarter CBIZ completed the acquisition of a medical billing company located in Flint, Michigan and a property and casualty insurance broker in San Jose, California. In April, the company announced the acquisition of a property and casualty insurance broker in St. Joseph, Missouri.
At March 31, 2006, bank debt stood at $61.2 million compared with $67.5 million at the end of the first quarter of 2005. In January 2006, the company adopted FAS 123(R) related to accounting for stock compensation expense, and in the first quarter, the company recorded $564,000 of expense related to stock compensation.
In the first quarter of 2006, the Company realigned its operations into four client-centric business groups, Financial Services, Employee Services, National Practices, and Medical Management Professionals. As a result, the business segment data reported as of March 31, 2006 reflects this client-centric approach to service delivery.
“We are pleased to be able to continue the positive momentum in our operating and financial results for the first quarter of 2006. All of our business segments are performing well, our cross-serving results are on track, and the acquisitions we made in January have performed well in the first quarter. We are pleased to

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

be able to report same-unit revenue growth of 7.9% in the first quarter which represents the eleventh consecutive quarter of same-unit revenue growth at CBIZ,” stated Steven L. Gerard, Chairman and CEO. “With the 10.3% revenue growth in the first quarter, we are pleased to be able to report a 29.7% increase in income from continuing operations which represents a 30.8% increase in earnings per diluted share. We are on track with our goal to achieve a minimum 20% to 25% increase in earnings per share in 2006, compared with the $0.28 per share reported for 2005,” concluded Mr. Gerard.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts wishing to participate in the conference call may dial 1-888-545-0687 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-691-2764. A replay of the call will be available starting at 1:00 p.m. (ET), April 26 through midnight (ET), April 28, 2006. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 14406299. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and technology. As the largest benefits specialist, one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides its clients with integrated financial services which include accounting and tax, internal audit, Sarbanes-Oxley 404 compliance, and valuation. Employee services include employee benefits, property and casualty insurance, payroll, HR consulting and wealth management. CBIZ also provides information technology, hardware and software solutions, government relations; healthcare consulting and medical practice management. These services are provided throughout a network of more than 140 Company offices in 34 states and the District of Columbia.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2006	%	2005 (1)%
Revenue	$171,061	100.0%	$155,156	100.0%

Operating expenses	138,731	81.1%	127,015	81.9%

Gross margin	32,330	18.9%	28,141	18.1%

Corporate general and administrative expense	6,732	3.9%	6,421	4.1%
Depreciation and amortization expense	4,071	2.4%	3,894	2.5%

Operating income	21,527	12.6%	17,826	11.5%

Other income (expense):
Interest expense	(792)	-0.5%	(781)	-0.5%
Other income, net	1,289	0.8%	388	0.2%

Total other income (expense), net	497	0.3%	(393)	-0.3%

Income from continuing operations before income tax expense	22,024	12.9%	17,433	11.2%

Income tax expense	8,788		7,225

Income from continuing operations	13,236	7.7%	10,208	6.6%

Loss from operations of discontinued businesses, net of tax	(1,385)		(1,962)
Gain (loss) on disposal of discontinued businesses, net of tax	167		(109)

Net income	$12,018	7.0%	$8,137	5.2%

Diluted earnings (loss) per share:
Continuing operations	$0.17		$0.13
Discontinued operations	(0.01)		(0.03)

Net income	$0.16		$0.10

Diluted shares outstanding	77,354		77,718

Other data from continuing operations:
EBIT (2)	$22,816		$18,214
EBITDA (2)	$26,887		$22,108

(1)	Certain amounts in the 2005 financial data have been reclassified to conform to the current year presentation.

(2)	EBIT represents income from continuing operations before income taxes and interest expense. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2006 AND 2005
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2006	2005 (3)
Revenue
Financial Services	$89,448	$83,822
Employee Services	41,951	37,828
Medical Management Professionals	28,222	23,174
National Practices	11,440	10,332

Total	$171,061	$155,156

Gross margin
Financial Services	$25,595	$24,319
Employee Services	8,441	6,397
Medical Management Professionals	3,538	3,546
National Practices	716	104

Total (1)	$32,330	$28,141
SELECT BALANCE SHEET DATA AND RATIOS

	MARCH 31,	DECEMBER 31,
	2006	2005 (3)
Cash and cash equivalents	$2,919	$8,909
Restricted cash	$12,115	$9,873
Accounts receivable, net	$127,192	$98,390
Current assets before funds held for clients	$167,139	$144,430
Funds held for clients	$70,250	$65,669
Goodwill and other intangible assets, net	$201,593	$184,673

Total assets	$501,044	$454,584

Current liabilities before client fund obligations	$74,765	$87,785
Client fund obligations	$70,250	$65,669
Bank debt	$61,200	$32,200

Total liabilities	$226,442	$199,923

Treasury stock	$(102,317)	$(102,317)

Total stockholders’ equity	$274,602	$254,661

Bank debt to equity	22.3%	12.6%
Days sales outstanding from continuing operations (2)	81	65

Shares outstanding	75,957	73,822

Basic shares outstanding	74,849	74,448

Diluted shares outstanding	77,354	76,827

(1)	Includes operating expenses recorded by corporate and not directly allocated to the business units of $5,960 and $6,225 for the three months ended March 31, 2006 and 2005, respectively.

(2)	Days sales outstanding (DSO) represent accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

(3)	Certain amounts in the 2005 financial data have been reclassified to conform to the current year presentation.
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6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007